Exhibit 99.1

Ocugen, Inc. Announces Pricing of $22.5 Million Offering of Common Stock

January 21, 2026

MALVERN, Pa., January 21, 2026 (GLOBE NEWSWIRE) -- Ocugen, Inc. (Nasdaq: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today announced the pricing of its underwritten offering of 15,000,000 shares of its common stock at an offering price of $1.50 per share of common stock for gross proceeds of $22.5 million, before deducting commissions and other estimated offering expenses payable by Ocugen. The offering is expected to close on or about January 22, 2026, subject to the satisfaction of customary closing conditions. All of the securities to be sold in the offering are being offered by Ocugen. The financing is being led by RTW Investments, with additional participation from new and existing investors.

Ocugen intends to use the net proceeds from the offering for general corporate purposes, capital expenditures, working capital, and general and administrative expenses.

Oppenheimer & Co. is acting as the sole book-running manager for the offering.

The offering is being made by Ocugen pursuant to a shelf registration statement on Form S-3 (File No. 333-278774) previously filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024, which became effective on May 1, 2024. The securities may be offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website. When available, copies of the prospectus supplement and the accompanying base prospectus relating to the offering, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology leader in gene therapies for blindness diseases. Our breakthrough modifier gene therapy platform has the potential to address significant unmet medical need for large patient populations through our gene-agnostic approach. Unlike traditional gene therapies and gene editing, Ocugen's modifier gene therapies address the entire disease --complex diseases that are potentially caused by imbalances in multiple gene networks. Currently we have programs in development for inherited retinal diseases and blindness diseases affecting millions across the globe, including retinitis pigmentosa, Stargardt disease, and geographic atrophy --late stage dry age-related macular degeneration.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding Ocugen’s expectations regarding the timing of the completion of the offering and the anticipated use of proceeds. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from our current expectations, such as market and other conditions. These and other risks and uncertainties are more fully described in our periodic filings with the SEC, including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by applicable law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, changed circumstances or otherwise, after the date of this press release.

Ocugen Contact:

Tiffany Hamilton

AVP, Head of Communications

Tiffany.Hamilton@Ocugen.com